Exhibit 99.1

BOSTON OMAHA CORPORATION ANNOUNCES FIRST QUARTER 2018 FINANCIAL RESULTS

Omaha, Nebraska (Business Wire)	May 14, 2018

Boston Omaha Corporation (NASDAQ: BOMN) (the “Company”) announced its financial results for the first quarter ended March 31, 2018 in connection with filing its Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

We show below summary financial data for the first quarter of 2018 and 2017. Our Quarterly Report on Form 10-Q can be found at www.bostonomaha.com.

	First Quarter
	2018	2017
Revenues:
Billboard Rentals	$1,550,190	$1,014,492
Premiums Earned	477,304	492,542
Insurance Commissions	765,184	333,168
Investment and Other Income	30,266	29,725
Total Revenues	$2,822,944	$1,869,927

Net Loss Attributable to Common Stockholders	$(2,069,382)	$(1,110,211)
Basic and Diluted Net Loss per Share	$(0.13)	$(0.16)

	March 31,	December 31,
	2018	2017
Total Unrestricted Cash & Investments (1)	$175,292,282	$89,939,150
Total Assets	238,994,496	153,477,084
Total Liabilities	5,261,593	5,088,411
Total Noncontrolling Interest	1,194,820	1,234,987
Total Stockholders’ Equity	$232,538,083	$147,153,686

Our book value per share was $12.79 at March 31, 2018, compared to $10.25 at December 31, 2017.

(1)	Investments is made up of short-term U.S. treasury securities classified as trading securities and debt securities available for sale.

As of March 31, 2018, we had 17,128,847 shares of Class A common stock and 1,055,560 shares of Class B common stock issued and outstanding.

As of May 11, 2018, we had 17,528,249 shares of Class A common stock and 1,055,560 shares of Class B common stock issued and outstanding.

Pursuant to the Class A Common Stock Purchase Agreement related to the issuance and sale of up to $150,000,000 of Class A common stock, which was announced on February 22, 2018, the Company expects to close the second tranche of the financing in May 2018. The remaining 3,137,768 shares are expected to be issued following expiration of any regulatory waiting period and the authorization of an increase to the number of the Company’s authorized shares of Class A common stock by the Company’s stockholders at a special meeting of stockholders, which was approved on May 4, 2018.

Assuming the sale of the second tranche, we expect to have 20,666,017 shares of Class A common stock and 1,055,560 shares of Class B common stock issued and outstanding and, as a result, estimated book value of over $14 per share (2).

About Boston Omaha Corporation

Boston Omaha Corporation is a public company engaged in several lines of business, including outdoor advertising and surety insurance, and also maintains investments in commercial real estate and residential homebuilding businesses.

Forward-Looking Statements

Any statements in this press release about the Company’s future expectations, plans and prospects, including statements about our financing strategy, future operations, future financial position and results, market growth, total revenue, as well as other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar expressions, constitute forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. The Company may not actually achieve the plans, intentions or expectations disclosed in the Company’s forward-looking statements, and you should not place undue reliance on the Company’s forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Company make as a result of a variety of risks and uncertainties, including risks related to the Company’s estimates regarding the potential market opportunity for the Company’s current and future products and services, the Company’s expectations regarding the Company’s sales, expenses, gross margins and other results of operations, and the other risks and uncertainties described in the “Risk Factors” sections of the Company’s public filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

(2)	Estimated book value per share does not incorporate any results for the second quarter of fiscal 2018.

Contacts:

Boston Omaha Corporation

Catherine Vaughan

617-875-8911

cathy@bostonomaha.com